HAELAN CORPORATION

(d/b/a The Haelan Group)

Financial Statements

Year Ended December 31, 2005

HAELAN CORPORATION

(d/b/a The Haelan Group)

TABLE OF CONTENTS

Independent Auditors’ Report on the Financial Statements	Page	1

Financial Statements

Balance Sheet	2
Statement of Operations and Retained Deficit	3
Statement of Cash Flows	4
Notes to Financial Statements	5-16

Independent Auditors’ Report

To the Board of Directors

HAELAN CORPORATION

(d/b/a The Haelan Group)

Indianapolis, Indiana

We have audited the accompanying balance sheet of HAELAN CORPORATION (d/b/a The Haelan Group) as of December 31, 2005, and the related statements of operations and retained deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the Unites States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HAELAN CORPORATION (d/b/a The Haelan Group) as of December 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/Somerset CPAs, P.C.

November 16, 2006

HAELAN CORPORATION
(d/b/a The Haelan Group)
Balance Sheet
December 31, 2005

Assets

Current Assets
Cash and cash equivalents	$ 177,117
Accounts receivable	173,050
Prepaid expenses	8,934
Deferred tax assets (Note 6)	92,394

Total Current Assets	451,495

Property and Equipment
Developed software	789,345
Furniture and fixtures	30,984
Office equipment	150,278
Leasehold improvements	11,650
Accumulated depreciation	(745,274)

Net Property and Equipment	236,983

Total Assets	$ 688,478

Liabilities and Shareholders' Equity (Deficit)

Current Liabilities
Bank line of credit (Note 2)	$ 150,000
Current maturities of shareholder notes payable (Note 3)	175,667
Current maturities of capital lease obligations (Note 5)	530
Accounts payable	527,935
Accrued payroll	75,519
Accrued property taxes	1,200
Accrued interest	16,480
Accrued dividends (Note 7)	252,620
Deferred revenue	163,059

Total Current Liabilities	1,363,010

Long-term Liabilities
Convertible notes payable (Note 4)	325,000
Deferred tax liabilities (Note 6)	7,199

Total Long-term Liabilities	332,199

Total Liabilities	1,695,209

Redeemable Series A Preferred Stock (Note 7)	1,052,589

Shareholders' Equity (Deficit) (Note 8)
Common stock	1,473,475
Retained deficit	(3,532,795)

Total Shareholders' Equity (Deficit)	(1,006,731)

Total Liabilities and Shareholders' Equity (Deficit)	$ 688,478

See accompanying notes.

HAELAN CORPORATION
(d/b/a The Haelan Group)
Statement of Operations and Retained Deficit
For the Year Ended December 31, 2005

Revenues	$ 1,746,146

Cost of Revenues
Salaries and wages	223,993
Contracted services	421,901
Other	467,681

Total Cost of Revenues	1,113,575

Gross Profit	632,571

Operating Expenses	1,523,769

Operating Loss	(891,198)

Other Income (Expense)
Interest income	1,728
Interest expense	(25,081)
Loss on disposal of assets	(3,633)

Total Other Income (Expense)	(26,986)

Loss before Income Taxes	(918,184)

Income Tax Benefit (Note 6)	(67,834)

Net Loss	(850,350)

Retained Deficit, Beginning of Year	(2,619,350)

Dividends	(63,095)

Retained Deficit, End of Year	$ (3,532,795)

See accompanying notes.

HAELAN CORPORATION
(d/b/a The Haelan Group)
Statement of Cash Flows
For the Year Ended December 31, 2005

Cash Flows from Operating Activities
Net loss	$ (850,350)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation (Note 1)	162,926
Loss on disposal of assets	3,633
Deferred income taxes (Note 6)	(67,834)
Increase in accounts receivable	(135,951)
Decrease in survey inventory	5,860
Increase in prepaid expenses	(1,702)
Increase in accounts payable	416,843
Increase in accrued payroll	44,253
Increase in deferred revenue	142,550
Increase in other liabilities	16,304

Net cash used in operating activities	(263,468)

Cash Flows from Investing Activities
Capital expenditures	(114,100)
Payment for One Care Street software development	(12,392)

Net cash used in investing activities	(126,492)

Cash Flows from Financing Activities
Net borrowings under line of credit	133,000
Proceeds from issuance of short-term debt	175,667
Proceeds from issuance of long-term debt	250,000
Principal payments under capital lease obligations	(3,590)
Issuance of common stock for services performed	12,000

Net cash provided by financing activities	567,077

Net Increase in Cash and Cash Equivalents	177,117

Cash and Cash Equivalents, Beginning of Year	0

Cash and Cash Equivalents, End of Year	$ 177,117

Supplemental Cash Flow Disclosures
Interest paid	$ 8,678

See accompanying notes.

HAELAN CORPORATION

(d/b/a The Haelan Group)

Notes to Financial Statements

December 31, 2005

Note 1 - Nature of Operations and Summary of Significant Accounting Policies:

Nature of Operations

The Haelan Group (the Company) is a Health Improvement Solutions Company that provides innovative systems that help individuals improve their health, productivity and financial outcomes. The Haelan Group has developed a revolutionary population health management system, One Care Street™, that prospectively finds individuals at greatest risk of accessing the health care system and then links them to highly tailored coaching interventions. The One Care Street system provides organizations with the ability to reduce overall health care costs while improving participants’ health.

Revenue and Cost Recognition

The Company recognizes revenue when earned which is generally as contract milestones are reached. The Company also recognizes revenue on a straight-line basis over the contract period for contracts that do not contain milestones. Certain revenues are deferred until collectibility is reasonably certain and other criteria are met.

Accounts Receivable

The Company carries its accounts receivable at invoiced amounts less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on history of past write-offs and collections and current credit conditions. As of December 31 2005, the Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is provided. The Company’s policy is not to accrue interest on past due accounts receivable.

Inventories

Inventories consist of survey and pre-printed mailing materials and are expensed when incurred.

Property, Equipment, and Depreciation

Property and equipment are carried at cost and includes expenditures for new additions and those, which substantially increase the useful lives of existing assets. Depreciation is computed at various rates by use of the straight-line method. Depreciable lives generally range from 3 to 7 years.

Expenditures for normal repairs and maintenance are charged to operations as incurred. The cost of property or equipment retired or otherwise disposed of and the related accumulated depreciation are removed from the accounts in the year of disposal with the resulting gain or loss reflected in earnings.

The provision for depreciation amounted to $162,926 for the year ended December 31, 2005.

HAELAN CORPORATION

(d/b/a The Haelan Group)

Notes to Financial Statements

December 31, 2005

Note 1 - Nature of Operations and Summary of Significant Accounting Policies (Continued):

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for the differences between the basis of assets and liabilities for financial statement and income tax purposes. Those differences relate primarily to fixed assets (use of different depreciation methods and lives for financial statement and income tax purposes), and certain accrued expenses (use of accrual method for financial statement purposes and cash method for income tax purposes). The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for any operating loss carryforwards, charitable contribution carryforwards, and tax credit carryforwards that are available to offset future income taxes.

Equity-Based Charges

The Company has elected to account for its employee stock plans in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25), and to adopt the disclosure-only provisions as required under Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (SFAS 123).

The Company accounts for stock awards to nonemployees in accordance with the provisions of SFAS 123 and Emerging Issues Task Force Consensus No. 96-18 “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (EITF 96-18). Under SFAS 123 and EITF 96-18, stock awards issued to nonemployees are accounted for at their deemed fair value based on independent valuations or by using the Black-Scholes method, as appropriate.

As allowed by Statement of Financial Accounting Standards, Statement No. 148, “Accounting for Stock Based Compensation – Transition and Disclosure” (SFAS 148), which amends SFAS Statement No. 123, “Accounting for Stock Based Compensation”, the Company has elected to follow Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25), and to adopt the disclosure-only provisions as required under Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (SFAS 123), and Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure (SFAS No. 148). The Company accounts for stock awards to nonemployees in accordance with the provisions of SFAS 123 and SFAS 148, and Emerging Issues Task Force Consensus No. 96-18 “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” EITF 96-18. Under SFAS 123, SFAS 148, and EITF 96-18, stock awards issued to nonemployees are accounted for at their deemed fair value based on independent valuations using an option-pricing model, or other means as appropriate.

HAELAN CORPORATION

(d/b/a The Haelan Group)

Notes to Financial Statements

December 31, 2005

Note 1 - Nature of Operations and Summary of Significant Accounting Policies (Continued):

Equity-Based Charges (Continued)

In December 2004, the FASB issued Statement No. 123R (SFAS 123R), “Share-Based Payment,” a revision of SFAS 123. SFAS 123R requires the measurement of all stock-based payments to employees, including grants of employee stock options and stock purchase rights granted pursuant to certain employee stock purchase plans, using a fair-value based method and the recording of such expense in operations. The accounting provisions of SFAS 123R for the Company are effective, and will be adopted, for the year ended December 31, 2006. The proforma disclosures previously permitted under SFAS 123 will no longer be an alternative to financial statement recognition. SFAS 123R provides two alternatives for adoption: (1) a modified prospective” method in which compensation cost is recognized for all awards granted subsequent to the effective date of this statement as well as for the unvested portion of awards outstanding as of the effective date; or (2) a “modified retrospective” method which follows the approach in the “modified prospective” method, but also permits entities to restate prior periods to record compensation cost calculated under SFAS 123 for the proforma disclosure. The Company has not yet determined which method of adoption it will apply.

The adoption of SFAS 123R may have an impact on the Company’s results of operations, although it will have no impact on the Company’s overall financial position. The impact of adopting SFAS 123R cannot be accurately estimated at this time, as it will depend on the market value and the amount of stock-based awards granted in future periods. However, had the Company adopted SFAS 123R in a prior period, the impact would approximate the impact of SFAS 123, using the Black-Scholes model. SFAS 123R also requires tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than as an operating cash flow, in the Consolidated Statements of Cash Flows. Excess tax deductions for future periods cannot be accurately estimated at this time, as they depend on the timing of stock option exercises and the Company’s share price on the exercise date.

Advertising

The Company charges advertising costs to expense as incurred. Advertising expenses amounted to $69,393 for the year ended December 31, 2005.

Cash Flows

For purposes of the Statements of Cash Flows, the Company considers all highly liquid instruments that are purchased within three months or less of an instruments maturity date to be cash equivalents.

During the year ended December 31, 2005, the Company exchanged 40 shares of common stock for consulting services.

During the year ended December 31, 2005, one officer of the Company exercised 450 stock options in exchange for a stock subscription receivable. Refer to Note 10 for detail.

HAELAN CORPORATION

(d/b/a The Haelan Group)

Notes to Financial Statements

December 31, 2005

Note 1 - Nature of Operations and Summary of Significant Accounting Policies (Continued):

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 - Line of Credit:

The Company has a $150,000 available line of credit through September 2006. During 2006, the Company extended the line of credit through February 2007. Borrowings bear interest at the bank’s prime rate (7.25% as of December 31, 2005). Outstanding borrowings amounted to $150,000 as of December 31, 2005.

The line of credit is secured by (a) substantially all assets of the Company and (b) a certificate of deposit with a shareholder of the Company.

Note 3 - Notes Payable to Shareholders:

In 2005 the Company issued a note to a shareholder in the amount of $166,667. The note is due in June 2006 with interest at prime plus 2.5% (10% at December 31, 2005). The note also includes a provision for another advance to be made in the amount of $83,333 in 2006. The note has an automatic extension for one year to June 2007.

In 2005 the Company also issued a note to a shareholder in the amount of $9,000. The note is due in June 2006 with interest initially at 6.0%, with interest rate increases to 18.0% after one year in the event the note has not been paid in full at that time.

Note 4 - Convertible Notes Payable:

The Company issued convertible notes payable in the amounts of $75,000 in December 2004. The Company issued convertible notes payable in the amounts of $50,000 and $200,000 on April 28, 2005 and September 19, 2005, respectively. The unpaid principal and interest of the notes may be converted into common stock, in whole or in part, at the holders’ option at any time during the life of the notes at $300 per common share. In addition, certain events, as defined in the agreements, may trigger conversion of such notes to common stock at $300 per share or the applicable conversion rate. The notes bear interest at 6% and expire on either (a) December 2010 through September 2011, at which time principal and interest are due, or (b) certain other events as defined in the agreement.

HAELAN CORPORATION

(d/b/a The Haelan Group)

Notes to Financial Statements

December 31, 2005

Note 5 - Capital Leases:

Long-term leases relating to the financing of property and equipment are accounted for as installment purchases. The capital lease obligations reflect the present value of future rental payments, discounted at the interest rate implicit in the lease, and a corresponding amount is capitalized as the cost of the equipment. The equipment is being depreciated over a five year period.

The following is an analysis of property and equipment under capital lease at December 31, 2005:

Equipment	$ 26,863
Less allowances for depreciation	24,727

$ 2,136

Following is a schedule of future minimum lease payments due under the capital lease obligations together with the present value of net minimum lease payments as of December 31, 2005:

Year Ending December 31,
2006	$ 573

Total minimal lease payments	573
Less amounts representing interest	43

Present value of net minimum lease payments	530

Less current portion	(530)

Long-term portion	$ 0

HAELAN CORPORATION

(d/b/a The Haelan Group)

Notes to Financial Statements

December 31, 2005

Note 6 - Income Taxes:

Federal and state income tax expense (benefit) for the year ended December 31, 2005, is summarized as follows:

Federal:
Current expense	$ 0
Deferred expense (benefit)	(4,782)

(4,782)

State:
Current expense	0
Deferred benefit	(63,052)

(63,052)

Total	$ (67,834)

The Company's deferred tax assets and liabilities as of December 31, 2005, are summarized as follows:

Federal:
Deferred tax assets	$ 63,454
Deferred tax liabilities	(7,199)

56,255

State:
Deferred tax assets	28,940
Deferred tax liabilities	0

28,940

Net deferred tax asset	$ 85,195

HAELAN CORPORATION

(d/b/a The Haelan Group)

Notes to Financial Statements

December 31, 2005

Note 6 - Income Taxes (Continued):

The net deferred tax asset (liability) has been reflected in the Company’s balance sheets as follows:

Current assets	$ 92,394
Long-term liabilities	(7,199)

$ 85,195

The Company has net operating loss carryforwards of approximately $1,827,000 to reduce future federal taxable income as of December 31, 2005. These carryforwards expire at various dates through December 31, 2025. A valuation allowance of approximately $489,000 representing 100% of the net operating loss carryforward has been recognized to offset the long-term deferred tax asset associated with net operating loss carryforwards as of

December 31, 2005.

Note 7 - Redeemable Series A Preferred Stock:

The Company is authorized to issue 20,000 shares of no par value preferred stock. In December 2001, the Company issued 4,210 shares of Redeemable Series A Preferred Stock for $250 per share. The 4,210 shares of redeemable preferred stock are issued and outstanding for the year ended December 31, 2005.

Each share of redeemable preferred stock will automatically be converted into shares of common stock at the conversion rate in effect upon the earlier of a “Trigger Event” or a date specified by the majority of the holders of the Series A Preferred Stock. A “Trigger Event” is defined as (a) any representation made by Company hereunder shall prove to be false, (b) Company shall fail to observe or perform any covenant or material condition of the agreement, and (c) Company shall fail to comply with any material provision of the Redeemable Series A Preferred Stock agreement. The conversion rate is subject to adjustment for future stock splits and certain other transactions. In conjunction with this agreement, the Company cancelled all of its Series A convertible promissory notes and converted it into Redeemable Series A Preferred Stock. As a result, all Series A convertible promissory note agreements were void and null on the effective date of this agreement. Additionally, the holders of the redeemable preferred stock have the right to convert in whole or in part, and at any time, into fully paid and nonassesable shares of common stock, as defined in the agreement.

On or after the fifth anniversary of the effective date, the holders have the right to put to the Company all or a portion of the preferred shares outstanding at a price equal to the Preferred Stock Conversion Price of $250 per share, plus any accrued dividends of 6% per annum. At the time of a put notice, the other preferred stock holders have the right to purchase the outstanding put shares on a pro rata basis. The Company shall purchase all put shares not acquired by the other holders. The $1,052,289 is classified as temporary equity on the Company’s balance sheet at December 31, 2005, since potential exercise of the put options by the shareholders are outside the Company’s control.

HAELAN CORPORATION

(d/b/a The Haelan Group)

Notes to Financial Statements

December 31, 2005

Note 7 - Redeemable Series A Preferred Stock (Continued):

The holders of the Company’s Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, dividends at the rate of 6% per annum on the original issuance price. Dividends shall accrue from the date of reissuance (December 19), and shall accumulate if not paid, whether or not declared, on an annual basis.

The shares of the Preferred Stock vote together with the common stock as a single group, and each share of Preferred Stock is entitled to one vote for each share of common stock into which the Preferred Stock could be converted.

Note 8 - Common Stock and Warrants:

The Company has voting stock with equal voting rights. All of the stock is no par value.

The following summarizes the Company’s shares of common stock at December 31, 2005:

Authorized	100,000
Issued	9,198
Outstanding	9,198

Warrants

The Company periodically issues warrants on a one-for-one basis for the purchase of shares of its common stock. The exercise prices of the warrants are no less than the fair market value of the common stock on the dates of grant. The estimated fair market value of the warrants is measured on the date of grant (measurement date), and accounted for as part of the related transaction.

In connection with the Company’s Redeemable Series A Preferred Stock described in Note 7, the Company retired certain convertible debentures in exchange for the issuance of stock warrants to purchase 1,907 shares of the Company’s common stock in January of 2001 at an exercise price of $.01 per share. The warrants are exercisable after April 2001 and expire ten years after the date of grant. None of these warrants have been exercised at December 31, 2005.

In connection with the Company’s Redeemable Series A Preferred Stock described in Note 7, the Company issued cancelable basic warrants to purchase 3,539 shares of common stock in January of 2001. Of these warrants, 1,769.5 were issued at an exercise price of $250 per share and the remaining 1,769.5 warrants were issued at an exercise price of $1 per share. These warrants are exercisable prior to the first anniversary, or after the second anniversary of the date of grant and expire ten years after the date of grant. None of these warrants have been exercised at December 31, 2005.

HAELAN CORPORATION

(d/b/a The Haelan Group)

Notes to Financial Statements

December 31, 2005

Note 8 - Common Stock and Warrants (Continued):

Warrants (Continued)

In connection with the Company’s Redeemable Series A Preferred Stock described in Note 7, the Company issued additional warrants to purchase 1,769 shares of common stock in January of 2001 at an exercise price of $250 per share. The warrants are exercisable beginning January 2006 and expire ten years after the date of grant.

In connection with the Redeemable Series A Preferred Stock Purchase Agreement described in Note 7, the Company issued “new” warrants to purchase 1,700 shares of common stock, in December 2001 at an exercise price of $0.01 per share. The warrants became exercisable after December 31, 2003, and expire eight years from the date of grant. None of these warrants have been exercised at December 31, 2005.

In connection with the Redeemable Series A Preferred Stock Purchase Agreement described in Note 7, the Company issued warrants to purchase 604 shares of the Company’s common stock in exchange for deferred employee compensation, deferred consulting compensation, and deferred board of director compensation. The stock warrants were issued in December 2001 at an exercise price of $0.01 per share. The warrants became exercisable after December 31, 2003, and expire eight years from the date of grant. None of these warrants have been exercised at December 31, 2005.

During the year ended December 31, 2003, the Company’s board of directors approved issuance of 1,118 warrants to an outside investor. The warrants were vested on the date of grant at an exercise price of $300 per share. The warrants expire at various dates during the year ended December 31, 2008. During the year ended December 31, 2003, the holder purchased 1,000 warrants at the required price of $300,000. The warrants were simultaneously converted into 1,000 shares of the Company’s common stock pursuant to the agreement. The remaining 118 warrants have not been exercised at December 31, 2005.

During the year ended December 31, 2005, the Company’s board of directors approved issuance of 50 warrants in exchange for consulting services. The warrants were vested on the date of grant at an exercise price of $300 per share. None of the warrants have been exercised at December 31, 2005.

At December 31, 2005, management believes the exercise price of all warrants exceed their respective fair value at the date of grant.

Note 9 - Stock Purchase Agreement:

The shareholders have entered into a buy-sell agreement which creates certain restrictions on the transfer of stock. The agreement covers voluntary and involuntary transfers of stock, as well as transfers initiated by death, permanent disability, and termination of employment. The purchase price of the stock is based upon annual valuations mutually agreed upon by the shareholders.

HAELAN CORPORATION

(d/b/a The Haelan Group)

Notes to Financial Statements

December 31, 2005

Note 10 - Stock Option Plan:

The Company adopted the 2000 Stock Option Plan (the Plan) on April 1, 2000. The Plan allows for the issuance of non-qualified stock options to executive officers and employees who are materially responsible for the management or operation of the business of the Company. The number of shares, exercise price of shares, and vesting conditions are to be determined by the Board of Directors. Options generally become exercisable in equal installments between three and ten years of grant. The exercise price of approximately $67,000 issued under the Plan in 2005; was equal to or greater than the fair value at the date of grant. Consequently no unearned deferred compensation expense was recorded.

The following summarizes changes in stock options under the Plan for the year ended December 31, 2005:

			Weighted
			Average
	Shares		Exercise Price

Options outstanding, beginning of year	1,046		$ 173.09

Shares granted	728
Options exercised	0	*
Shares cancelled	100
Options outstanding, end of year	1,674		$ 223.03

Weighted average fair value of options granted during the year
			$ 300.00

Options available for grant at end of year	1,126

Options exercisable at end of year	1,674

The weighted average remaining contractual life of the options outstanding was approximately 6 years for the year ended December 31, 2005.

* An officer of the Company exercised 450 options in exchange for a note receivable during the year ended December 31, 2005. The note receivable constitutes a stock subscription receivable and eliminates the equity increase related to exercise of the options. Consequently, the shares are included in the stock option table above and the impact of exercising these options’ exercise is immaterial to the Company’s balance sheet at December 31, 2005.

HAELAN CORPORATION

(d/b/a The Haelan Group)

Notes to Financial Statements

December 31, 2005

Note 10 - Stock Option Plan (Continued):

If compensation cost had been determined based on the fair value at the grant date for awards under the Plan in accordance with FAS 123, the proforma net loss would have an immaterial impact on the Company’s reported net loss included in the Statement of Operations and Retained Earnings (Deficit), for the year ended December 31, 2005.

The effects of applying FAS No. 123 in this proforma disclosure may not be indicative of effects on reported net income for future years.

Expected future dividend yield	0.0%
Risk-free interest rate	2.5%
Expected life (years)	6

Note 11 - Operating Lease Commitments:

During the year ended December 31, 2005, the Company entered into a sublease agreement for office space that extends through January 2009. In addition to base monthly rent, the Company could be responsible for their proportionate share of operating expenses if amounts exceed certain pre-established budgets. Rent expense under this agreement was $26,872 for the year ended December 31, 2005.

The Company previously leased its office space from a related party. Rent expense under this agreement was $10,080 for the year ended December 31, 2005.

The Company is committed to several operating leases for office equipment with expiration dates through August 2010. Lease expense under these agreements amounted to $68,644 for the year ended December 31, 2005.

Future minimum commitments under all agreements are as follows at December 31, 2005:

Year Ending December 31,
2006	$ 113,777
2007	112,252
2008	99,343
2009	11,393
2010	4,147

$ 340,912

HAELAN CORPORATION

(d/b/a The Haelan Group)

Notes to Financial Statements

December 31, 2005

Note 12 - Concentration of Credit Risk:

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivables. The Company places its cash and cash equivalents with high credit quality institutions. At times, such amounts may be in excess of the FDIC insured limit. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its accounts receivable credit risk exposure is limited.

Note 13 - Major Customer:

The Company has three customers that accounted for approximately 63% of net sales and 42% of accounts receivable for the year ended December 31, 2005.

Note 14 - Subsequent Event:

In November 2006, the Company entered into a definitive merger agreement with CareGuide, Inc. (“CareGuide”), a publicly-held disease and healthcare management company headquartered in Coral Springs, Florida. This transaction is expected to close on or before December 31, 2006, subject to the conditions to closing that are contained in the merger agreement. As currently contemplated by the merger agreement, CareGuide will pay the Company cash of $1.5 million to satisfy certain liabilities. Additionally, CareGuide will issue convertible promissory notes to shareholders of the Company in the aggregate principal amount of up to $6.5 million, which notes are convertible by their terms into shares of CareGuide’s common stock. If certain revenue targets set forth in the merger agreement are achieved in 2007, CareGuide will pay an additional amount of up to $3.0 million to the former shareholders of the Company.